Exhibit 99.1

Media Contact:
Shannon Pleasant
Intersil Corporation
(408) 546-3399

Intersil Corporation Reports Solid Second Quarter Results

--Company Adopts New Strategic Framework to Focus on Power Management Expertise--

Milpitas, CA,  July 30, 2013 – Intersil Corporation (NASDAQ Global Select: ISIL), a leading provider of innovative power management and precision analog solutions, today announced financial results for the second quarter that spanned 14 weeks and ended July 5, 2013.

Quarterly Highlights

•	Revenue of $144.8 million increased 10% sequentially
•	Gross margin increased to 55.2% on a GAAP-basis and to 55.4% on a non-GAAP basis
•	Operating income improved to 5% on a GAAP basis and 15.3% on a non-GAAP basis
•	GAAP EPS was $0.01 per share and non-GAAP EPS nearly doubled on both a year-on-year and sequential basis to $0.14.

Revenue for the second quarter was $144.8 million, an increase of 10% sequentially and a decrease of 11% year over year. Intersil’s industrial and infrastructure revenue grew quarter-on-quarter by more than 10%, due primarily to strong demand for products in automotive, industrial and aerospace markets. Consumer revenue recovered during the quarter, increasing 25% sequentially and reflecting improved demand for products sold into handsets, tablets and gaming consoles. Computing revenue was down as expected as PC market conditions remained challenging. The breakdown by end market was as follows:

	Q2 2013		Q1 2013		Q2 2012
End Market:	Revenue	% of Revenue	Revenue	% of Revenue	Revenue	% of Revenue
Industrial & infrastructure	$ 87.0	60%	$ 77.5	59%	$ 95.8	59%
Personal computing	28.6	20%	30.9	23%	40.0	24%
Consumer	29.2	20%	23.3	18%	27.2	17%
Revenue	$ 144.8		$ 131.7		$ 163.0

Financial Results

On a GAAP basis, gross margin of 55.2% improved from 53.8% the previous quarter and from 54.5% the same period last year. Operating expenses declined to $72.6 million resulting in income from operations of $7.3 million or 5.0% for the quarter. Net income of $1.0 million represent $0.01 earnings per diluted share.

Exhibit 99.1

Non-GAAP gross margin rose to 55.4%, up from 54.1% in Q1 and 54.8% in Q2 of 2012. The sequential improvement was due primarily to the lower mix of computing revenue. Non-GAAP operating expenses decreased to $58.2 million, resulting in operating margin of 15.3% of revenue. Non-GAAP net income increased to $18.4 million or $0.14 per diluted share from $7.2 million or $0.06 per diluted share in the previous quarter. For a complete overview of the differences between GAAP and non-GAAP results, please see the tables included at the end of this release.

The balance sheet remained strong. Cash flow from operations was $24.7 million and contributed to cash and short-term investment balances of $161.7 million at the end of the quarter. Intersil’s Board of Directors authorized payment of a quarterly dividend of $0.12 per share of common stock. The payment of this dividend will be made on August 30, 2013 to shareholders of record as of the close of business on August 20, 2013.

Business Assessment and Strategic Direction

Following the appointment of Necip Sayiner as president and CEO, Intersil conducted a comprehensive review of its product lines and resource investments.

“Our goal has been to identify areas where we have clearly differentiated core capabilities and significant growth prospects so that we can align our investments to capitalize on those opportunities,” said Dr. Sayiner. “We have now established a strategic framework and implemented a set of immediate measures to redirect the company on a path to sustainable success.”

Going forward the company will be leveraging its strong IP position and heritage to:

•	Expand its power management portfolio for the infrastructure and industrial markets, a significant growth opportunity characterized by longer life cycles and quality margins
•	Establish a meaningful presence in power management solutions for mobile devices by capitalizing on the increasingly complex power requirements of these applications
•	Build upon its leadership position in automotive infotainment and aerospace markets where Intersil’s brand, capability and portfolio drive sustained value

In addition, Intersil announced a resource rebalancing initiative to better align the company’s operating expenses with these strategic growth areas to improve competitiveness and execution across the business. The actions will shift more resources to product development, reducing expenses in manufacturing and sales operations as well as administrative functions.

“Greater discipline in how we apply our investment dollars, improved execution, and alignment of resources with where we can establish leading market share are all elements of our long-term success model,” concluded Dr. Sayiner.

Third Quarter 2013 Outlook

The following forward looking guidance is for the third quarter ending October 4, 2013, which is a typical 13-week period, and is based on current business trends and conditions:

Exhibit 99.1

	GAAP	Reconciling items	Non-GAAP
Revenue	$146 - $152 million		$146 - $152 million
Gross margin	Flat		Flat
Operating expenses	$74-$81 million	$5-$6 million equity compensation	$55-$57 million

$6 million amort. of intangibles

$8-$12 million of restructuring and related costs
(Loss) earnings per share	$(0.03) to $(0.01)		$0.15 to $0.18

Earnings Call Webcast

Intersil will be hosting a webcast to discuss the quarterly results and outlook on July 30th at 1:45 p.m. Pacific Time. To access the conference call, please visit the company’s investor relations website at ir.intersil.com.  Participants can also dial (877) 415-3179 or +1 (857) 244-7322 and enter the pass code 14955703. A replay of the call will be available for two weeks following the conference call on the company website, or may be accessed by dialing (888) 286-8010, international dial +1 (617) 801-6888, using the pass code 21890967.

About Intersil

Intersil Corporation is a leading provider of innovative power management and precision analog solutions. The Company's products address some of the largest markets within the industrial and infrastructure, personal computing and high-end consumer markets. For more information about Intersil or to find out how to become a member of our winning team, visit our website at www.intersil.com.

About Non-GAAP Financial Results

The presentation of non-GAAP financial information is intended to be considered together with the financial information prepared and presented in accordance with GAAP. For more information on non-GAAP financial measures, please see the reconciliations of such measures in the tables of this release. Management uses non-GAAP financial measures for financial and operational decision-making and as a means to evaluate period-to-period comparisons. Management believes that non-GAAP financial measures provide meaningful supplemental information regarding Intersil’s performance and liquidity by excluding certain expenses and expenditures that may not be indicative of recurring core business operating results.

Exhibit 99.1

FORWARD-LOOKING STATEMENTS
Intersil Corporation press releases and other related comments may contain forward-looking statements as defined in Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, in connection with the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are based upon Intersil’s management's current expectations, estimates, beliefs, assumptions and projections about Intersil's business and industry. Words such as “anticipates,” “expects,” “intends,” “plans,” “predicts,” “believes,” “seeks,” “estimates,” “may,” “will,” “should,” “would,” “potential,” “continue,” “goals,” “targets” and variations of these words (or negatives of these words) or similar expressions, are intended to identify forward-looking statements. In addition, any statements that refer to projections or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. These forward-looking statements are not guarantees of future performance and are subject to certain risks, uncertainties and assumptions that are difficult to predict. Therefore, our actual results could differ materially and adversely from those expressed in any forward-looking statements as a result of various risk factors. Intersil does not adopt and is not responsible for any forward-looking statements and projections made by others in this press release. Intersil's Annual Report on Form 10-K, subsequent Quarterly Reports on Form 10-Q, recent Current Reports on Form 8-K and other Intersil filings with the U.S. Securities and Exchange Commission (which you may obtain for free at the SEC's web site at http://www.sec.gov) discuss some of the important risk factors that may affect our business, results of operations and financial condition. These forward-looking statements are made only as of the date of this communication and Intersil undertakes no obligation to update or revise these forward-looking statements.

Exhibit 99.1

Intersil Corporation
Condensed Consolidated Statements of Operations
Unaudited
(In thousands, except percentages and per share amounts)

	Quarter Ended
	Jul. 5,	Mar. 29,	Jun. 29,
	2013	2013	2012
	Q2 2013	Q1 2013	Q2 2012

Revenue	$ 144,834	$ 131,724	$ 162,993
Cost of revenue	64,941	60,791	74,187
Gross margin	79,893	70,933	88,806
Gross margin %	55.2%	53.8%	54.5%
Expenses:
Research and development	34,400	37,348	46,213
Selling, general and administrative	28,950	30,385	36,373
Amortization of purchased intangibles	6,442	6,496	7,217
Restructuring and related costs	2,793	16,834	8,253
Total expenses	72,585	91,063	98,056
Operating income (loss)	7,308	(20,130)	(9,250)
Gain (loss) on investments	498	457	(496)
Interest income	43	53	123
Interest expense and fees	(479)	(694)	(1,788)
Income (loss) before income taxes	7,370	(20,314)	(11,411)
Income tax expense (benefit)	6,368	(22,836)	3,081
Net income (loss)	$ 1,002	$ 2,522	$ (14,492)

Earnings (loss) per share:
Basic	$ 0.01	$ 0.02	$ (0.11)
Diluted	$ 0.01	$ 0.02	$ (0.11)

Weighted average shares outstanding:
Basic	127,223	126,336	127,506
Diluted	127,230	126,568	127,506

Exhibit 99.1

Intersil Corporation
Non-GAAP Results
Unaudited
(In thousands, except percentages and per share amounts)

	Quarter Ended
	Jul. 5,	Mar. 29,	Jun. 29,
	2013	2013	2012
	Q2 2013	Q1 2013	Q2 2012

Revenue	$ 144,834	$ 131,724	$ 162,993

Non-GAAP gross margin:
GAAP gross margin	$ 79,893	$ 70,933	$ 88,806
Equity-based compensation COS	393	372	555
Non-GAAP gross margin	$ 80,286	$ 71,305	$ 89,361

Non-GAAP gross margin:
GAAP gross margin	55.2%	53.8%	54.5%
Equity-based compensation COS	0.2%	0.3%	0.3%
Non-GAAP gross margin	55.4%	54.1%	54.8%

Non-GAAP operating expenses:
GAAP operating expenses	$ 72,585	$ 91,063	$ 98,056
Restructuring and related costs	(2,793)	(16,834)	(8,253)
Equity-based compensation (excl. COS)	(5,193)	(4,978)	(8,095)
Amortization of purchased intangibles	(6,442)	(6,496)	(7,217)
Non-GAAP operating expenses	$ 58,157	$ 62,755	$ 74,491

Non-GAAP operating income:
GAAP operating income(loss)	$ 7,308	$ (20,130)	$ (9,250)
Restructuring and related costs	2,793	16,834	8,253
Equity-based compensation	5,586	5,350	8,650
Amortization of purchased intangibles	6,442	6,496	7,217
Non-GAAP operating income	$ 22,129	$ 8,550	$ 14,870

Non-GAAP operating margin:
GAAP operating margin	5.0%	(15.3)%	(5.7)%
Excluded items as a percent of revenue	10.3%	21.8%	14.8%
Non-GAAP operating margin	15.3%	6.5%	9.1%

Exhibit 99.1

Intersil Corporation
Non-GAAP Results
Unaudited
(In thousands, except per share amounts)

	Quarter Ended
	Jul. 5,	Mar. 29,	Jun. 29,
	2013	2013	2012
	Q2 2013	Q1 2013	Q2 2012

Non-GAAP net income:
GAAP net income (loss)	$ 1,002	$ 2,522	$ (14,492)
Tax adjustments from non-cash and discrete items	3,169	(24,007)	(174)
Restructuring and related costs	2,793	16,834	8,253
Gain on recovery from auction rate securities	(625)	-	-
Equity-based compensation	5,586	5,350	8,650
Amortization of purchased intangibles	6,442	6,496	7,217
Non-GAAP net income	$ 18,367	$ 7,195	$ 9,454

Diluted shares outstanding	127,230	126,568	127,506

Non-GAAP earnings per diluted share:
GAAP earnings (loss) per diluted share	$ 0.01	$ 0.02	$ (0.11)
Excluded items per share impact	0.13	0.04	0.19
Non-GAAP earnings per diluted share	$ 0.14	$ 0.06	$ 0.08

Equity-based compensation expense by classification:
Cost of revenue ("COS")	$ 393	$ 372	$ 555
Research and development	2,136	2,308	3,734
Selling, general and administrative	3,057	2,670	4,361

Exhibit 99.1

Intersil Corporation
Condensed Consolidated Statements of Cash Flows
Unaudited
(In thousands)

	Quarter Ended
	Jul. 5,	Mar. 29,	Jun. 29,
	2013	2013	2012
	Q2 2013	Q1 2013	Q2 2012
Operating activities:
Net income (loss)	$ 1,002	$ 2,522	$ (14,492)
Depreciation	4,708	5,652	4,844
Amortization of purchased intangibles	6,442	6,496	7,217
Equity-based compensation	5,586	5,350	8,650
Provision for inventory obsolescence	2,532	2,562	1,675
Other	1,210	(326)	311
Deferred income taxes	1,085	(1,113)	11,828
Net changes in operating assets and liabilities	2,155	(4,993)	(52,144)
Net cash flows from operating activities	24,720	16,150	(32,111)

Investing activities:
Proceeds from investments	2,625	-	-
Net capital expenditures	(7,030)	(5,281)	(3,102)
Net cash flows from investing activities	(4,405)	(5,281)	(3,102)

Financing activities:
Tax payments and proceeds from equity-based awards	(1,884)	2,895	1,666
Fees on credit facilities	-	-	(425)
Repayments of long-term debt	-	-	(25,000)
Dividends paid	(15,932)	(15,283)	(16,028)
Net cash flows from financing activities	(17,816)	(12,388)	(39,787)

Effect of exchange rates on cash and cash equivalents	(71)	(803)	(604)

Net change in cash and cash equivalents	2,428	(2,322)	(75,604)

Cash and cash equivalents as of the beginning of the period	156,488	158,810	389,657

Cash and cash equivalents as of the end of the period	$ 158,916	$ 156,488	$ 314,053

Exhibit 99.1

Intersil Corporation
Condensed Consolidated Balance Sheets
Unaudited
(In thousands)

	Jul. 5,	Mar. 29,	Dec. 28,
	2013	2013	2012
Assets
Current assets:
Cash and short-term investments	$ 161,666	$ 161,238	$ 163,561
Trade receivables, net	49,358	52,416	54,684
Inventories	74,365	72,582	74,868
Prepaid expenses and other current assets	11,963	12,512	14,504
Income taxes receivable	1,420	22,635	-
Deferred income tax assets	30,893	20,046	20,006
Total current assets	329,665	341,429	327,623
Non-current assets:
Property, plant and equipment, net	85,619	83,486	85,374
Purchased intangibles, net	68,283	76,501	82,998
Goodwill	565,424	565,424	565,424
Deferred income tax assets	74,666	86,600	85,526
Other non-current assets	76,802	78,795	80,841
Total non-current assets	870,794	890,806	900,163
Total assets	$ 1,200,459	$ 1,232,235	$ 1,227,786

Liabilities and shareholders' equity
Current liabilities:
Trade payables	$ 26,353	$ 25,303	$ 22,220
Deferred income	9,720	9,733	9,572
Income taxes payable	13,196	5,883	1,293
Other accrued expenses	69,615	72,263	67,227
Total current liabilities	118,884	113,182	100,312
Non-current liabilities:
Income taxes payable	86,168	110,998	111,724
Other non-current liabilities	17,373	19,257	21,142
Total non-current liabilities	103,541	130,255	132,866
Total shareholders' equity	978,034	988,798	994,608
Total liabilities and shareholders' equity	$ 1,200,459	$ 1,232,235	$ 1,227,786